EXHIBIT 99.1
                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

            THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of December 15, 2004, is hereby entered into by and between General Motors Corporation, a Delaware corporation ("GM"), and United States Trust Company of New York, solely in its capacity as trustee (the "Trustee") of the Sub-Trust of the General Motors Welfare Benefit Trust (the "Sub-Trust") established under the General Motors Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the General Motors Health Care Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans (the "VEBA"), for the account and on behalf of the VEBA (which shall thereby be deemed a party to this Agreement). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Rights Agreement (as defined below).

            WHEREAS, GM owns 980,670 shares (the "Note Shares") of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), which GM received in connection with the conversion of certain GM Notes on February 26, 2004;

            WHEREAS, GM owns an additional 10,000,000 shares (the "Warrant Shares" and, together with the Note Shares, the "XMSR Shares") of Class A Common Stock, which GM received in connection with the exercise of the GM Warrant on April 29, 2004;

            WHEREAS, GM desires, subject to the terms and conditions of this Agreement, to contribute some or all of the XMSR Shares to the VEBA;

            WHEREAS, the VEBA, subject to the terms and conditions of this Agreement, is prepared to accept all of the XMSR Shares that may be contributed to the VEBA as described in the preceding recital;

            WHEREAS, the Company, GM and numerous other parties have entered into a Second Amended and Restated Registration Rights Agreement, dated as of January 28, 2003 (the "Registration Rights Agreement");

            WHEREAS, GM has entered into a Lock-Up Agreement, dated November 19, 2004 (the "Lock-Up Agreement"), with Bear, Stearns & Co. Inc., a copy of which is attached hereto as Exhibit A, pursuant to which GM has agreed not to dispose of its shares of Class A Common Stock, including the XMSR Shares, prior to February 16, 2005;

            WHEREAS, the Lock-Up Agreement permits the transactions contemplated by this Agreement, provided that the Sub-Trust agrees to be bound by the provisions of the Lock-Up Agreement as if the Sub-Trust were a party thereto;

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            WHEREAS, pursuant to the Assignment Agreement (as defined below) and effective upon completion of a Contribution, the Sub-Trust will agree to be bound by the provisions of the Lock-Up Agreement as if it were a party thereto;

            WHEREAS, the Trustee has been appointed by a named fiduciary for investment purposes of the VEBA (the "VEBA Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended) to manage the XMSR Shares contributed to the VEBA and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the VEBA Named Fiduciary to terminate such appointment and appoint one or more other investment managers or trustees for any such shares); and

            WHEREAS, the Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the Sub-Trust and the VEBA and to so bind the Sub-Trust and VEBA.

            NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the parties hereto agree as follows:

1.          CONTRIBUTION OF XMSR SHARES.
            ----------------------------

            (a) Contribution Conditions. GM agrees that any contribution of XMSR Shares made by GM to the VEBA pursuant to this Agreement (such contribution being hereinafter referred to as the "Contribution") shall be made only (1) on such days as the Nasdaq National Market ("Nasdaq") shall be open for trading (a "Business Day"), (2) after each of GM, the Sub-Trust and the Company shall have executed and delivered an Assignment and Assumption Agreement (the "Assignment Agreement") in the form attached hereto as Exhibit B, and (3) if the Assignment Agreement shall then continue to be in full force and effect.

            (b) Contribution Teleconference. At any time after 4:30 p.m.,
New York City time, but in any event prior to 6:00 p.m., New York City time, on the Business Day on which GM contemplates making a Contribution to the VEBA, GM will give the Trustee and its valuation adviser notice by teleconference of its possible interest in making a Contribution to the VEBA. In such teleconference, GM will make one or more estimates of the specific number of XMSR Shares which GM may contribute, and the Trustee, together with its valuation adviser, will state the value per share it would assign for the Contribution based on each such estimate, stated as a percentage of the mean between the highest and lowest quoted selling prices of Class A Common Stock from between 9:30 a.m. and 4:00 p.m., New York City time, on such date on the Nasdaq, as reported by Reuters. If GM so decides, it shall irrevocably commit itself in such teleconference to contribute a number of XMSR Shares equal to one of such estimates, and the Trustee's valuation adviser shall be irrevocably committed to opine to the applicable value per share previously stated by it in such teleconference. The Contribution, if any, shall be effective at the end of such teleconference, and the value per share for purposes of such Contribution shall be such stated value. As soon as practicable after the teleconference in which a Contribution is made, (1) the Trustee's valuation adviser will deliver to the Trustee, with a copy to GM, its written valuation opinion, confirming the valuation given in the teleconference and (2) GM shall notify the Company that a Contribution has been made effective.

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            (c) Delivery of Securities. As soon as practicable after the teleconference in which a Contribution is made, but in no event later than 5:00 p.m., New York City time, on the fourth full Business Day after such Contribution, GM shall deliver to the VEBA at the office of the Trustee (or such other place as may be mutually agreed) stock certificates representing (or other evidence of ownership of) all of the XMSR Shares contributed to the VEBA duly endorsed in blank or accompanied by duly-executed stock powers in a form reasonably approved by the Trustee. Such certificates (or other evidence of ownership) shall be in due and proper form for delivery under applicable corporate law and shall be accompanied by such other documents and certificates as may be reasonably requested by the Trustee.

            (d) VEBA Representations. The VEBA represents and warrants to GM that it, together with its investment managers, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the XMSR Shares. The VEBA understands and acknowledges that the Contribution has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. The VEBA also understands and acknowledges that the XMSR Shares received in the Contribution may not be offered or sold except (i) in a transaction registered under the Securities Act and applicable state securities laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

            (e) GM Representations. GM represents and warrants to the VEBA that GM is (and at the time of any Contribution will be) the record and beneficial owner of, and has (and at the time of any Contribution will have) good and valid title to, all of the XMSR Shares, free and clear of any and all liens, claims and encumbrances, other than those that may be imposed by applicable securities laws, the Assignment Agreement, the Registration Rights Agreement and the Lock-Up Agreement. GM represents and warrants to the VEBA that, except as may arise under this Agreement, the Assignment Agreement, the Registration Rights Agreement or the Lock-Up Agreement, none of the XMSR Shares is (and at the time of any Contribution none of the XMSR Shares will be) subject to (i) any option, warrant, purchase right or other contract that requires GM to sell, transfer or otherwise dispose of any of the XMSR Shares or (ii) any voting trust, proxy or other contract or understanding with respect to the voting, dividend rights, preferences, sale, acquisition or other disposition of any of the XMSR Shares.

            (f) Execution of Assignment Agreement. Each of GM and the Sub-Trust shall promptly execute and deliver the Assignment Agreement at such time as the Company executes and delivers the Assignment Agreement.

            (g) No Changes to Registration Rights Agreement. GM covenants that it will not, without the prior written consent of the Sub-Trust, agree to the amendment or waiver of any provision of the Registration Rights Agreement, or the addition to the Registration Rights Agreement of any new provision, that would become applicable to the Sub-Trust or the XMSR Shares pursuant to the Assignment Agreement upon completion of the Contribution.

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2.          MISCELLANEOUS.
            --------------

            (a) Termination. This Agreement shall terminate and be of no further force and effect if GM shall not have committed itself in the teleconference referred to in Section 1(b) on or prior to December 31, 2004 (or such later date as may be agreed to in writing by the parties hereto) to contribute any XMSR Shares. This Agreement may also be terminated at any time by mutual written agreement of GM and the VEBA.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by GM and the Sub-Trust. Any obligation of, or restriction applicable to, the Sub-Trust hereunder may be waived by a writing signed by GM. Any obligation of, or restriction applicable to, GM hereunder may be waived by a writing signed by the Sub-Trust.

            (c) Notices. Except where notice by teleconference is specifically called for in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed as follows (or to such other address, or to the attention of such other person, as any party shall have furnished in writing pursuant to this Section 2(c)):

                    (i)        If to the VEBA or to the Sub-Trust:

                               United States Trust Company of New York
                               600 Fourteenth Street, N.W., Suite 400
                               Washington, DC 20005-3314
                               Attention: Norman P. Goldberg
                                          Authorized Agent
                               Telephone: (202) 585-4175
                               Facsimile: (202) 783-7054





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                               with copies to:
                               ---------------

                               General Motors Investment Management Corporation 767 Fifth Avenue
                               New York, New York 10153
                               Attention:  Chief Investment Officer,
                                           Affiliated Funds
                               Telephone: (212) 418-6400
                               Facsimile: (212) 418-3654

                               and

                               Jones Day
                               2727 North Harwood Street
                               Dallas, Texas 75201-1515
                               Attention:  James F. Carey
                               Telephone:  (214) 220-3939
                               Facsimile:  (214) 969-5100

                    (ii)       If to GM:

                               General Motors Corporation
                               767 Fifth Avenue
                               New York, New York 10153
                               Attention:  Treasurer
                               Telephone:  (212) 418-3500
                               Facsimile:  (212) 418-3695

                               with a copy to:
                               ---------------

                               General Motors Corporation
                               Legal Staff
                               300 Renaissance Center
                               Mailcode 482-C23-D24
                               Detroit, Michigan 48265-3000
                               Attention:  Warren G. Andersen, Esq.
                               Telephone:  (313) 665-4921
                               Facsimile:  (313) 665-4979

Such notice shall be deemed to have been received: (i) when received telephonically, if notice by teleconference is specifically called for by this Agreement, (ii) three (3) Business Days after the date of mailing if sent by certified or registered mail, (iii) one (1) Business Day after the date of delivery if sent by overnight courier, (iv) the date of delivery if personally delivered, or (v) the next succeeding Business Day after transmission by facsimile.


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

            (d) No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of GM, the VEBA, the Sub-Trust, the Trustee and any other investment manager or managers or trustee or trustees acting on behalf of the VEBA or the Sub-Trust. Nothing in this Agreement shall be construed to give any other person or entity any legal or equitable right, remedy or claim under this Agreement.

            (e) Adjustments. In the event of any stock dividend or distribution, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof with respect to the XMSR Shares or similar transactions affecting the XMSR Shares, all references herein to any designation of securities and to any specific number of XMSR Shares shall be appropriately adjusted to give full effect thereto.

            (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors (including, without limitation, any successor investment manager or trustee for the VEBA or the Sub-Trust). Except for an assignment to a successor trustee or investment manager of the VEBA or the Sub-Trust as stated herein, none of the rights or obligations under this Agreement shall be assigned by the Sub-Trust without the consent of GM or by GM without the consent of the Sub-Trust.

            (g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER.
                --------------------------------------------------

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

            IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE FEDERAL COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK AND RELATED APPELLATE COURTS (OR IN THE EVENT SUCH COURTS WILL NOT ACCEPT JURISDICTION, THE COURTS OF THE STATE OF DELAWARE). THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

            THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


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            (i) Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (k) Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

            (l) Entire Agreement. This Agreement supersedes all other agreements, written or oral, concerning the subject matter herein.

                         [Signatures begin on next page]


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            IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Contribution Agreement on the date first above written.

                               GENERAL MOTORS CORPORATION

                               By:     /s/ Michael G. Lukas
                                       --------------------
                               Name:   Michael G. Lukas
                               Title:  Assistant Treasurer


                               SUB-TRUST OF THE GENERAL MOTORS WELFARE
                               BENEFIT TRUST

                               By:     United States Trust Company of
                                       New York, As Trustee

                               By:     /s/ Norman P. Goldberg
                                       ----------------------
                               Name:   Norman P. Goldberg
                               Title:  Authorized Agent



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                                    Exhibit A


                            Copy of Lock-Up Agreement

                                    Exhibit B

                          Form of Assignment Agreement